UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 08, 2015

Commission File Number: 000-53311

Jayhawk Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado	20-0990109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

611 E. Sherman Ave., Coeur d’Alene, Idaho 83814

(Address of principal executive offices) (Zip Code)

208-667-1328

 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02

Entry into a Material Definitive Agreement

On July 8, 2015 JayHawk Energy, Inc. (the “Company” or “JayHawk”) executed a Contract Operating Agreement (the “Operating Agreement”) with Vast Exploration, LLC (“Vast”), which was made retroactive to January 01, 2015. The Operating Agreement is attached hereto as Exhibit 10.1.

Under the terms of the Operating Agreement Vast becomes the “operator of record” for all of the Company’s properties. Vast’s duties include the exclusive responsibility for the operation of the Company’s oil and gas properties, which includes handling routine operations, major operations, reporting services and other miscellaneous services. The Company will pay Vast a monthly fee for services in the amount of $20,000. The Company will remain responsible for all fees, expenses and taxes related to its properties and has agreed to reimburse Vast for any fees, expenses or taxes advanced on the Company’s behalf. The Company has the right to audit the books, records and invoices maintained by Vast in its operation of the Company properties. The term of the Operating Agreement is two (2) years from the effective date. The Operating Agreement automatically renews for successive one (1) year terms until the Company or Vast provide notice of non-renewal. The Operating Agreement includes mutual indemnities and waivers of consequential and punitive damages. The Operating Agreement also includes release and hold harmless provisions for the exclusive benefit of Vast. Finally, the Operating Agreement consents to and ratifies any operational services Vast has provided to the Company prior to the date the Operating Agreement was executed.

Vast is a controlling shareholder of the Company and an affiliate of Vast Petroleum Corp. – an entity that entered into a joint development agreement for the Company’s oil and gas operations in Kansas in May 2014. Vast Petroleum Corp. was not a party to the Operating Agreement. Scott Mahoney, the Chairman of the board for the Company, is the individual who possesses voting and dispositive authority on behalf of Vast. Mr. Mahoney, acting in his capacity of Chairman of the Board of the Company, recused himself from voting on the memorialization of the Operating Agreement.

The foregoing summary of the Operating Agreement terms is qualified in its entirety by the Contract Operating Agreement attached as Exhibit 10.1.

Item 9.01

Financial Statements and Exhibits

The following Exhibits are filed herewith:

Exhibit

Number

Description

10.1

Contract Operating Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JAYHAWK ENERGY, INC.

/s/ Kelly J. Stopher

______________________________

By:  Kelly J. Stopher

Title: Interim President/CEO, CFO